Exhibit 10.3

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

2009 STOCK COMPENSATION PLAN

RESTRICTED STOCK AWARD

CERTIFICATE

This is to certify that Guardian Technologies International, Inc., a Delaware corporation (the “Company”), has granted to the person named below (the “Participant”) Restricted Stock Awards pursuant to the Company’s 2009 Stock Compensation Plan, as amended Plan (the “Plan”), upon the terms and conditions set forth below and in the attached Restricted Stock Award Agreement:

Name of Participant:	_________________________________
Address of Participant:	_________________________________
_________________________________
Number of Restricted Stock Awards (RSAs):	_________________________________
Grant Date:	______________, 20__
Fair Market Value per Share on Grant Date:	$________
Comments (if any):

Vesting Schedule:	The RSAs shall vest and become exercisable in accordance with the following schedule:

Number of Years From Grant Date	Number of RSAs Vested
	Per Time Period	Cumulative

___	_________ RSAs	_________ RSAs

___	_________ RSAs	_________ RSAs

IN WITNESS WHEREOF, the Company has granted Participant the Restricted Stock Awards as of the Grant Date set forth hereinabove.

GUARDIAN TECHNOLGIES INTERNATIONAL, INC.
By:	__________________________________________
Its:

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

2009 STOCK COMPENSATION PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT is made and entered into effective as of the Grant Date set forth in the Restricted Stock Award Certificate attached hereto (the “Certificate”) (this Restricted Stock Award Agreement and the Certificate, the “Agreement”), by and between Guardian Technologies International Inc., a Delaware corporation (the “Company”), and the Participant named in the Certificate.  The Award covered by this Agreement has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Guardian Technologies International, Inc. 2009 Stock Compensation Plan, as such plan may be amended (the “Plan”).

Except as set forth herein or in the Certificate, capitalized terms as used herein and in the attached Certificate shall have the same meaning as set forth in the Plan.

WITNESSETH:

WHEREAS, the Compensation Committee of the Board has authorized the issuance to Participant of a Restricted Stock Award pursuant to the Plan as compensation for services performed or to be performed by the Participant subject to certain restrictions thereon.

NOW, THEREFORE, in consideration of the premises, mutual agreements herein set forth and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.

Grant of Restricted Stock Award.  The Company hereby grants to the Participant the number of Restricted Stock Awards set forth in the attached Certificate as of the Grant Date pursuant to and subject to all of the terms and conditions of this Agreement and the Plan, the provisions of which are incorporated herein.  Each Restricted Stock Award entitles the Participant to receive one Share subject to vesting and the terms and conditions set forth in the Plan.  If there is any conflict between the provisions of this Agreement and the Plan, the Plan will control.

2.

No Monetary Payment.  The Participant is not required to make any monetary payment (other than to satisfy the applicable tax withholding, if any, with respect to the issuance or vesting of the Shares) as a condition to receiving the Shares, the consideration for which shall be past services actually rendered or future services to be rendered to the Company or for its benefit.  Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to the Company or for its benefit having a value not less than the par value of the Shares issued pursuant to the Award.

3.

Settlement of Restricted Stock Award.  Upon each vesting of all or a specified portion of the Restricted Stock Awards, the Participant (or such other person entitled to receive payment pursuant to this Agreement) shall be entitled to receive from the Company, Shares in an amount equal to the number of Restricted Stock Awards vesting on each vesting date.

4.

Vesting.

(a)

Except as otherwise provided in the Plan or this Agreement, the Restricted Stock Awards shall vest and become exercisable in accordance with the vesting schedule set forth in the Certificate; provided that, if Participant ceases to be an Employee of the Company by reason of his or her death or Disability, or if Participant dies within three (3) months of the termination of his or her employment, the unvested Restricted Stock Award shall vest on the date immediately preceding the date of such death or Disability.  Vesting shall be subject to lapse or forfeiture as provided in the Plan and this Agreement.

(b)

Prior to vesting, the Shares relating to the Restricted Stock Award will be represented by a certificate held by the Secretary of the Company, which certificate shall bear a restricted legend in accordance with Section 6.1(e) of the Plan and, when requested by the Company, the Participant shall execute and deliver to the Secretary the Assignment Separate from Certificate attached hereto as Exhibit A.  Upon vesting of Restricted Stock Awards in accordance herewith, the Company shall deliver certificates representing the Shares covered by the Vested Restricted Stock Awards to the Participant, his or her legal representative, heir, legatee or other beneficiary free of any such restricted legend.

5.

Term of Restricted Stock Award.  The term of the Restricted Stock Award commences on the Grant Date and, subject to Section 4 above, expires on the earliest to occur of the following: (a) immediately upon the termination of the Participant’s continuous employment or service for any reason (other than death or Disability) whereupon any Shares the subject of an unvested Restricted Stock Award shall be forfeited, or (b) the vesting of the Restricted Stock Awards and the related settlement of Shares.

6.

Exercise of Restricted Stock Award.

This Restricted Stock Award shall be deemed to be automatically exercised upon each vesting and related Share settlement.

7.

Non-Transferability of Restricted Stock Award.  The Participant may not assign, alienate, sell, transfer, pledge, hypothecate, mortgage or otherwise dispose of, by gift or otherwise, or in any way encumber the Restricted Stock Awards or any of the Shares prior to vesting otherwise than by will or by the laws of descent and distribution.

8.

No Rights as Employee or Director.

  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Subsidiary or Affiliate, to terminate the Participant’s employment or service.

9.

Withholding Tax.

The Participant shall pay to the Company or make arrangements satisfactory to the Committee, when directed by the Company, regarding payment of any federal, state or local taxes of any kind required to be withheld in connection with Restricted Stock Award (including upon vesting of a Restricted Stock Award).  The Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind whatsoever otherwise due to the Participant federal, state and local taxes of any kind required by law to be withheld in connection with an Award.

10.

Election Under Section 83(b) of the Code.

(a)

The Participant understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date on which the Shares are “substantially vested,” within the meaning of Section 83.  “Substantially vested,” in this context, means that the restrictions imposed on the Shares under this Agreement and the Plan have lapsed.  Participant understands that if such restrictions are applicable to him he may elect to be taxed at the time the Shares are granted to him rather than when the restrictions expire by filing an election under Section 83(b) of the Code with the IRS within thirty (30) days from the date of grant and with his income tax return for the year in which the Section 83(b) election pertains.  PARTICIPANT UNDERSTANDS THAT IT IS THE SOLE RESPONSIBILITY OF THE INDEPENDENT DIRECTOR (NOT THE RESPONSIBILITY OF THE COMPANY) TO FILE TIMELY THE ELECTION UNDER SECTION 83(b).

(b)

Participant will notify the Company in writing if the Participant files an election pursuant to Section 83(b) of the Code.

11.

Registration of Shares.

  The Company intends to have an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), on file with the Securities and Exchange Commission with respect to the Shares subject of this Award.  The Company intends to maintain this registration but has no obligation to do so.  If the registration ceases to be effective for any reason, the Participant will not be able to transfer or sell Shares issued pursuant to this Award unless exemptions from registration under applicable securities laws are available.  The Participant agrees that any resale by him or her of the Shares issued pursuant to this Award will comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act and the Exchange Act and any other law, rule or regulation applicable thereto, as such laws, rules and regulations may be amended from time to time).  The Company will not be obligated to issue the Shares or permit the resale thereof if such issuance or resale would violate any such requirements.

12.

Market Stand-Off.  During the period up to six (6) months following the closing of a public offering of securities by the Company, if requested by the managing underwriter of any such offering, Participant agrees that Participant will not offer, sell, contract to sell, transfer, assign, hypothecate, gift, grant any option or warrant to purchase or right to acquire the Shares without the prior written consent of the managing underwriter of such public offering, and the Participant shall permit the certificates representing the Shares to be stamped with an appropriate restrictive legend and will cause the transfer agent for the Company to note such restrictions on the stock transfer books and records of the Company.  The Participant understands and agrees that the foregoing restriction shall apply to the Shares notwithstanding that the Shares are vested and not subject to any restriction hereunder.

13.

Severability.  In case any one or more of the provisions or part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible.

14.

Entire Agreement; Amendment.  This Agreement and the Plan contain the entire agreement between the Company and Participant with respect to the subject matter hereof.  This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.

15.

Assignability.  This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their successors, heirs, executors, administrators, legal representatives and permitted assigns.

16.

Governing Law.  This Agreement shall be governed by and construed under the laws of the Commonwealth of Virginia, without reference to principles of conflict of laws of that state.  This Agreement should be interpreted in accordance with its plain meaning and not for or against any party hereto.

17.

Waiver and Further Agreement.  A waiver of any breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.  Each of the parties hereto agrees to execute all such further instruments and documents and to take such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

18.

Headings of No Effect.  The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

19.

Counterparts.

This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on the parties hereto, notwithstanding that all of the parties have not signed the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this 2009 Stock Compensation Plan, Restricted Stock Award Agreement as of the date first above written.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

By:

____________________________________

Name:

____________________________________

Title:

____________________________________

PARTICIPANT

By:

____________________________________

Name:

____________________________________

Dated:

____________________________________

EXHIBIT A

2009 STOCK COMPENSATION PLAN

RESTRICTED STOCK AWARD

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to ______________________ or his, her or its designee(s) ________________ shares of common stock, $.001 par value per share, of Guardian Technologies International, Inc., a Delaware corporation (the “Corporation”), represented by Certificate No(s): ___________________ (or any successor certificates), standing in the name of the undersigned on the books of the Corporation.  The undersigned hereby irrevocably appoint(s) the Secretary of the Corporation or the assistant secretary thereof to transfer the stock on the books of the Corporation with full power of substitution in the premises.

Date: ________________________

Signature: ___________________________________________

(Signature of registered holder or person completing stock power.)

Social Security No. ___________________

Signature: ___________________________

(Signature of joint holder.)

28829002.133